Consent of Independent Auditors


We consent to the reference to our firm under the captions "Independent Auditors", to the use of our report dated October 9, 2000 of Excelsior Venture Investors III, LLC and to the use of our report dated July 31, 2000 of Excelsior Venture Partners III, LLC included in this Registration Statement (Form N-2 No. 333-38550).




                                                            ERNST & YOUNG LLP

New York, New York
October 23, 2000